CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed Registration Statement, Files No. 333-16919 and 333-16921.



                                                             ARTHUR ANDERSEN LLP




New York, New York
March 30, 1997

                                        March 31, 1997


VIA EDGAR

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


                           ADVANCED HEALTH CORPORATION
                               FILE NUMBER 0-21209

Dear Sirs:

   On behalf of the above-named registrant (the "Registrant"), transmitted herewith for filing pursuant to the Securities Exchange Act of 1934 is a Form 10-K, Annual Report, including exhibits thereto.

   Pursuant to the instructions to the Form 10-K, we supplementally inform you, on behalf of the Registrant, that the financial statements included in the Form 10-K do not reflect any change from the preceding year in accounting principles or practices, or in the method of applying any such principles or practices.


                                        Sincerely,


                                                 /s/ Alan B. Masarek
                                        ----------------------------------------
                                                     Alan B. Masarek







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